Exhibit 10.01

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

TECHNOLOGY AND PATENT LICENSE AGREEMENT

This Technology and Patent License Agreement (“Agreement”) is entered into by and between Tele Atlas North America, Inc. (“TANA”) and Cobra Electronics Corporation (“Licensee”) as of this 31 day of March 2006 (“Effective Date”).

BACKGROUND

TANA owns certain technology relating to building a mapping database and accessing the resulting database and certain patents relating to navigation devices. Licensee develops and manufactures navigation devices that utilize mapping data and wishes to obtain a license to certain TANA technology and patents on the terms and conditions of this Agreement.

AGREEMENT

1. DEFINITIONS

1.1. “Affiliate” with respect to a party means any entity controlling, controlled by, or in common control with such party.

1.2. “Component Upgrades” means improvements to the *** Software made by TANA after the Effective Date and commercially deployed as part of an application developer program.

1.3. “*** Software” means the software components, libraries and *** listed on Exhibit A.

1.4. “Field of Use” ***.

1.5. “*** Technology” means the *** Software in source code form, the related engineering documentation delivered to Licensee, the *** Format Technology and the know-how and technical information related to the foregoing owned by TANA as of the Effective Date and the Component Upgrades delivered to Licensee after the Effective Date.

1.6. “*** Format Technology” means the TANA proprietary technology enabling the conversion of raw map data to the TANA *** format.

1.7. “Patent Licensed Unit” means any product which, but for the license granted herein, would infringe a claim in the Patent Rights.

1.8. “Patent Rights” means the patents and patent applications listed on Exhibit B, all divisions and substitutions thereof; including any extensions, reissues, and re-examinations, and all foreign counterparts owned by TANA and with respect to which TANA has the right to grant licenses of the scope granted herein.

1.9. “Royalties” means royalties payable in respect of Technology Licensed Units and Patent Licensed Units.

1.10. “***” means the *** Technology or derivatives thereof in human readable form.

1.11. “TANA Competitor” means an entity identified on Exhibit D as updated from time to time by TANA in its reasonable discretion and Affiliates of such entities.

1.12. “Technology Licensed Unit” means any product that utilizes, incorporates, is based on or was derived using any *** Technology or derivative thereof.

1.13. “Technology Royalty Term” means that period beginning on the date the first royalty payment in respect of a Technology Licensed Unit accrues and ending *** from that date.

2. LICENSE GRANT

2.1. Technology License. Subject to the terms and conditions of this Agreement, TANA hereby grants to Licensee a *** license, ***, to the *** Technology for internal use to develop software applications for use and distribution solely in object code form and, during the Technology Royalty Term, solely for use in the Field of Use. ***. For clarification, Licensee may not provide derivative works to third parties in ***. Licensee shall not provide any derivative works to a TANA Competitor. In the event that Licensee desires to expand the Field of Use to include products developed and promoted for commercial use the parties will negotiate in good faith to agree on terms applicable to such use. The *** data deliverables identified on Exhibit A (“*** Data”) are provided solely for internal development and testing purposes, may not be commercialized or distributed in any manner and shall be returned to TANA (or destroyed at TANA’s request) after *** from the Effective Date.

2.2. Restrictions. Licensee may not distribute or sublicense the *** Software. ***.

2.3. Patent License. Subject to the terms and conditions of this Agreement, TANA hereby grants to Licensee a *** license, ***, under the Patent Rights to make, have made, import, use, offer for sale and sell Patent Licensed Units in the Field of Use.

2.4. Reservation of Rights. All rights not expressly granted herein are reserved to TANA and no other rights shall be created by implication, estoppel or otherwise. Nothing will restrict TANA’s rights with respect to the Patent Rights or rights to use or sublicense the *** Software or *** Technology in whole or part.

2.5. Covenant Not to Sue. In partial consideration for the rights and obligations contained herein, Licensee agrees not to enforce against TANA or its Affiliates any patent right owned or controlled by Licensee which TANA or its Affiliates may infringe in practicing any invention claimed in the Patent Rights.

3. DELIVERY AND ENGINEERING SUPPORT.

3.1. Technology Transfer. Promptly after the Effective Date, TANA will deliver to Licensee the tangible embodiments of the *** Technology. TANA will provide a total of *** man-weeks of engineering support to transfer the *** Technology to Licensee without charge as follows: *** engineering man-week will be provided to Licensee after the delivery of all *** Software components and documentation; *** engineering man-weeks will be provided to Licensee beginning one month after the delivery of all identified components and may be spread out over the succeeding four months. For clarification purposes a “man-week” shall mean forty (40) working hours. Licensee will identify a team responsible for accepting the technology transfer and the parties will agree on times, locations and scheduling. Any additional engineering support beyond the *** engineering man-weeks must be agreed upon in writing, set forth in a statement of work and will be billable to Licensee at a rate of $*** per hour.

3.2. Component Upgrades. TANA may at its discretion provide Component Upgrades to Licensee from time to time in executable form and source code form during the Technology Royalty Term, ***.

3.3. Optional Custom Engineering Services. TANA has proposed to provide professional services to Licensee to complete the software development projects described on Exhibit C. If Licensee elects to engage TANA for such services, or for other services related to the *** Technology, the parties will be obligated to proceed only pursuant to one or more mutually agreed upon statements of work to be executed by both parties, referencing this Agreement and setting forth in reasonable detail the terms and conditions with respect to such services. If no specific terms are set forth in the applicable statement of work with respect to the ownership of deliverable items under such statement of work, then such deliverable items shall be deemed to be included within the definition of *** Technology and will be delivered in ***.

4. FEES AND PAYMENT

4.1. *** License Fee. In consideration of the rights granted herein, Licensee shall pay to TANA a *** license fee of $*** to be invoiced in March 2006 and payable as follows:

Payment of $*** to be paid within 30 days from the invoice date

Payment of $*** to be paid within 90 days from the invoice date

4.2. Technology Royalties. In consideration of the rights granted in Section 2.1, during the Technology Royalty Term, Licensee shall pay to TANA a *** each Technology Royalty Unit leased, sold, licensed, distributed or otherwise transferred or deployed for commercial use by Licensee. ***. For clarification,”Year 1”, “Year 2” etc., refers to each 12-month period succeeding the date on which the first Technology Unit Royalty payment accrues.

Royalty per Technology Licensed Unit	***	***	***	***	***
*** royalty component	$***/unit	$***/unit	$***/unit	$***/unit	$***/unit
*** royalty component	$***/unit	$***/unit	$***/unit	$***/unit	$***/unit

4.3. Patent Royalty. In consideration of the rights granted in Section 2.3, Licensee will pay *** for each Patent Licensed Unit leased, sold, licensed, distributed or otherwise transferred or deployed for commercial use by Licensee. The foregoing royalties are payable until ***. For clarification, to the extent that a particular unit is both a Technology Licensed Unit and a Patent Licensed Unit, both Royalties will be due for such unit.

4.4. Payment. ***. Royalties are payable quarterly within 30 days from the end of each calendar quarter. Royalties accrue at the time the Patent Licensed Unit or Technology Licensed Unit is shipped or transferred or deployed for commercial use, as applicable, or at the time the transaction is booked in accordance with GAAP, if earlier. Royalty payments otherwise due may be offset to account for units for which a Royalty has previously been paid but which are returned to Licensee and for which Licensee has paid a refund to the purchaser.

4.5. Taxes. All Royalties required to be paid to TANA pursuant to this Agreement are to be paid without deduction on account of any taxes of any kind including withholding taxes. Any taxes applicable to the transactions contemplated herein shall be the sole responsibility of Licensee, other than US taxes due on the net income of TANA.

4.6. Reports. Within thirty (30) days after the end of each calendar quarter Licensee shall provide TANA with a report in reasonable detail stating in each such report, by country, the number and description of each Technology Royalty Unit and Patent Licensed Unit leased, sold, licensed, distributed or otherwise transferred or deployed for commercial use or booked, as applicable, during such quarter, units returned for refunds, and the calculation of amounts due to TANA. Concurrently with the making of such reports, Licensee shall pay TANA the Royalties due.

4.7. Records; Inspection. Licensee shall keep complete, true and accurate books of account and records for the purpose of determining the Royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of Licensee for at least three (3) years following the end of the calendar quarter to which they pertain and will be open for inspection during such period by a representative of TANA for the purpose of verifying the royalty reports and payments. Such inspections shall be made during ordinary business hours. The representative may be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section shall be at the expense of TANA, unless an underpayment exceeding *** of the amount stated for any period covered by the inspection is identified, in which case all costs relating to the inspection and any unpaid amounts will be paid by Licensee, with interest from the date such amounts were due. Any and all information gathered during such inspections shall be deemed to be Confidential Information as defined in Section 8 of this Agreement whether or not so designated at the time of the inspection.

5. REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties. TANA represents and warrants that: (i) it is the sole and exclusive owner of all right, title and interest in the Patent Rights; (ii) except with respect to the items identified on Exhibit A as open source, it has independently developed the *** Technology; (iii) except with respect to claims identified on Exhibit E, use of the items identified on Exhibit A as comprising the commercially distributed version of the *** Software in accordance with the user manuals applicable to such software does not infringe the intellectual property rights of any third party.

5.2. Disclaimer. Nothing in this Agreement is or shall be construed as:

a) A warranty or representation by TANA as to the validity or scope of any claim or patent within the Patent Rights;

b) Except as provided in Section 5.1 of this Agreement, a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any third party;

c) An obligation to bring or prosecute actions or suits against third parties for infringement of any of the Patent Rights or misappropriation of any *** Technology;or

d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of TANA or third parties, regardless of whether such patents or other rights are dominant or subordinate to any patent within the Patent Rights.

5.3. No Warranties. EXPCEPT AS EXPRESSLY SET FORTH ABOVE IN SECTION 5.1, TANA AND ITS LICENSORS AND SUPPLIERS GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUE OR OTHERWISE, AND TANA AND ITS LICENSORS AND SUPPLIERS SPECIFICALLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

6. INDEMNIFICATION

6.1. By TANA. TANA agrees to indemnify, defend and hold Licensee and its directors, officers and employees harmless from and against any and all liabilities, costs and expenses (including, without limitation, attorneys and professional fees and related costs of litigation), resulting from a claim brought by a third party to the extent such claim arises directly out of a breach by TANA of the representations and warranties set forth in Section 5.1 above (a “Claim”). For clarification, and notwithstanding anything to the contrary in this Agreement, TANA has no liability to the extent that a Claim is based upon alteration or modification by Licensee of any *** Technology supplied hereunder or implementation of the Patent Rights.

6.2. By Licensee. Except to the extent of TANA’s obligation to indemnify Licensee in accordance with Section 6.1 above, Licensee agrees to indemnify, defend and hold TANA and its licensors, suppliers, directors, officers and employees harmless from and against any and all liabilities, costs and expenses (including, without limitation, attorneys and professional fees and related costs of litigation), resulting from a claim brought by a third party to the extent such claim arises directly out of (i) the development, possession, manufacture, use, sale or other disposition of Technology Licensed Units or Patent Licensed Units, or (ii) any breach of this Agreement by Licensee.

6.3. Conditions. Each party’s obligation to indemnify as specified in this Section 6 will be conditioned on the indemnified party notifying the indemnifying party promptly in writing of the claim and giving the indemnifying party full authority, information, and assistance for the defense and settlement thereof. The indemnified party may choose to assist the indemnifying party in the defense of such claim at its own expense.

7. Term and Termination.

7.1. Term. Unless and until earlier terminated as permitted herein, this Agreement shall become effective on the Effective Date and expire on the later of: ***.

7.2. Termination for Breach. Either party may terminate this Agreement upon prior written notice in the event that the other party breaches a material term of this Agreement and fails to cure such breach within 30 days from written notice to cure by the non-breaching party. Notwithstanding the above, in the case of a failure to pay any amount due hereunder the period for cure of any such default following notice thereof shall be ten (10) days and, unless payment is made within such period, the termination shall become effective at the end of such period.

7.3. Termination for Insolvency. Either party may terminate this Agreement upon notice in the event the other party (a) files or has filed against it voluntary or involuntary proceedings instituted under any bankruptcy or insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted for corporate dissolution of such party, and such proceedings, if involuntary, have been dismissed within sixty (60) days after the date of filing, or (b) if such party makes an assignment for the benefit of creditors.

7.4. Effect of Termination.

a) Accrued Rights and Obligations. Expiration or termination of this Agreement for any reason shall not release any party hereto from any liability which has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

b) Return of Confidential Information. Upon any termination of this Agreement, each party shall promptly return to the other party all Confidential Information belonging to such other party.

c) Licenses. All licenses granted hereunder shall terminate upon the termination of this Agreement, however, except in the event of termination by TANA for Licensee’s failure to make payments due hereunder, Licensee shall be allowed a period not to exceed *** during which it may fulfill orders, sell off, or otherwise dispose of inventories which had been ordered, manufactured or were in the process of manufacture as of the date of termination, subject to the terms and conditions of this Agreement.

d) End Users. Provided that applicable royalties have been paid with respect to such units, end users or customers of Licensee who have leased or purchased Technology Licensed Units or Patent Licensed Units may continue to use such units without challenge from TANA.

7.5. Survival. Sections 1, 4.5, 4.6, 4.7, 5.1, 5.3, 6, 7.4, 7.5, 8, 9 and 10.2 through 10.14 of this Agreement shall survive the expiration or termination of this Agreement for any reason. The license rights granted in Section 2 of this Agreement shall survive expiration (but not termination except to the extent permitted in Section 7.4 (c)) of this Agreement, subject to the right of TANA to terminate for breach (pursuant to Section 7.2 which shall survive for such purpose) of any surviving Sections.

8. CONFIDENTIALITY

8.1. “Confidential Information” means any information, market data, strategies, pricing information, customer lists, technical data, or know-how which the disclosing party treats as confidential and which the receiving party knows or should know is so treated by the disclosing party. Notwithstanding anything to the contrary herein, Licensee acknowledges that the *** Technology constitutes valuable trade secrets of TANA and shall remain the Confidential Information of TANA at all times. Confidential Information does not include information that: (i) is in the possession of the receiving party at the time of disclosure; (ii) becomes part of the public knowledge or literature, not as a result of any inaction or action of the receiving party; (iii) is approved by the disclosing party, in writing, for release; or (iv) becomes available to the receiving party from a third party source not bound by any obligation of confidentiality with respect to such information. Each party agrees not to use or disclose the Confidential Information disclosed to it by the other party for any purpose except to fulfill its obligations or exercise its rights under this Agreement. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized hereunder to have any such information, which measures shall include at least a reasonable degree of care.

8.2. Permitted Disclosures. Either party may provide a copy of this Agreement to persons and/or entities who are under obligations of confidentiality substantially similar to those set forth in this Agreement to the extent necessary to comply with legal disclosure obligations in connection with due diligence review of such party relating to potential financing transactions, acquisitions, bank loans and similar transactions. Either party may also provide a copy of this Agreement to: (i) the party’s public accounting firm in connection with the preparation or review of financial or tax information, and (ii) to the party’s outside legal advisors in connection with obtaining legal advice relating to this Agreement, the relationship established by this Agreement or any related matters. Either party may disclose the existence or contents of this Agreement as required by any public regulatory body such as, but not limited to, the Securities and Exchange Commission. In the event of such required public disclosure, each party may request to review the planned disclosure of the other party prior to the party’s disclosure.

8.3. Public Announcement. Neither Licensee nor TANA shall make any public announcement or public statement with respect to the existence or the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other party as to the contents of such announcement or statement.

9. LIMITATION OF LIABILITY

IN NO EVENT SHALL TANA BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT WITH RESPECT TO AMOUNTS PAYABLE TO THIRD PARTIES IN CONNECTION WITH A CLAIM UNDER SECTION 6, IN NO EVENT WILL TANA’S LIABILITY FROM ANY AND ALL CAUSES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEED THE AMOUNTS PAID HEREUNDER DURING THE TWENTY-FOUR MONTH PERIOD IMMEDIATELY PRECEEDING SUCH CLAIM. LICENSEE AGREES THAT TANA’S LICENSORS AND SUPPLIERS SHALL HAVE NO LIABILITY IN CONNECTION WITH THIS AGREEMENT.

10. General

10.1. Assignment. Licensee may not assign this Agreement to any third party without the prior written consent of TANA, which shall not be unreasonably withheld, except that such consent shall not be required for an assignment in connection with a merger or sale of substantially all the business or assets to which this Agreement relates, provided the acquiring entity assumes all obligations hereunder and Licensee remains liable for all obligations arising prior to the assignment. Notwithstanding the foregoing, Licensee may not assign this Agreement under any circumstances to a TANA Competitor. The license rights granted herein may be assigned to an Affiliate of Licensee without the prior consent of TANA so long as Licensee remains liable as a guarantor for such Affiliate’s performance, provided that such Affiliate is not a TANA Competitor. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

10.2. Notice. Any notice provided for or permitted under this Agreement must be in writing and will be treated as having been given when (a) delivered personally, (b) sent by confirmed facsimile, or (c) sent by nationally recognized commercial overnight courier with written verification of receipt, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

If to Licensee:
Bill Chamberlain (Jim Bazet) 6500 West Cortland Street Chicago, IL 60707	Pran Jha, Esq. Sidley Austin LLP One South Dearborn Chicago, Illinois 60603

If to TANA:	General Counsel
Tele Atlas
11 Lafayette Street
Lebanon, NH 03766-1445
Fax: (603) 643-0315

Such notice will be treated as having been received upon the earlier of actual receipt or three (3) days after posting.

10.3. Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

10.4. Severability. If any term of this Agreement is held invalid or unenforceable for any reason, such term or the remainder of such term shall be amended to achieve as closely as possible the economic effect of the original term and all other terms shall continue in full force and effect.

10.5. Marking. Licensee agrees to affix to all applicable products or product packaging made or sold by it under the terms of this Agreement the number of each patent of the Licensed Patents claiming an invention embodied in such product or, alternatively, a list of all Licensed Patents in a manner which is adequate to provide notice under the terms of 35 United States Code Section 287.

10.6. Governing Law. This Agreement shall be governed by and construed under the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

10.7. Arbitration. The parties agree that any dispute, claim or controversy arising out of this Agreement shall be finally settled by binding arbitration under the rules of the American Arbitration Association (“AAA”) by a single arbitrator shall be selected according to AAA rules. The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, either party may file suit in any court having jurisdiction over the parties and the subject matter of the dispute if necessary to seek a temporary restraining order and/or preliminary injunction to enjoin the other party from misappropriating, or infringing, any intellectual property right of the moving party, or to enforce any arbitration award, and the parties consent to the jurisdiction of the state and federal courts located in the State of California for such purposes.

10.8. Force Majeure. Neither party will be liable for any failure or delay in performance under this Agreement to the extent due to causes beyond the reasonable control of such party. In the event of the happening of such a cause, the party whose performance is so affected will give prompt, written notice to the other party, stating the period of time the same is expected to continue and shall use commercially reasonable efforts to cure the delay. Such delay will not be excused under this Section for more than ninety (90) days.

10.9. Entire Agreement. This Agreement, including all exhibits to this Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements with respect thereto, whether written or oral.

10.10. Amendment. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties.

10.11. Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

10.12. Construction of Agreement. This Agreement has been negotiated by the respective parties and their attorneys and the language shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

10.13. Certain Usages. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, and the singular includes the plural. The term “including” means “including, but not limited to.” “All” includes “any” and “any” includes “all.” “Or” is not exclusive. The term “person” includes natural persons and all forms of legal entities.

10.14. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed and delivered to the other party a counterpart of this Agreement.

“TANA”		“Licensee”

By	/s/ Ilse R. Ramsey	By	/s/ James R. Bazet
Name:	Ilse R. Ramsey	Name:	James R. Bazet
Title:	VP, Finance & Administration	Title:	President & CEO
Date	3/31/2006	Date	3/31/2006

Exhibit A

Deliverables

***

Exhibit B

Licensed Patents

***

Exhibit C

Proposed Projects for Professional Services

***

Exhibit D

TANA Competitors

***

Exhibit E

Disclosure Of Claims

***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.